NAME OF REGISTRANT:
Templeton Global Smaller Companies Fund
File No. 811-03143


EXHIBIT ITEM NO. 77(C): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


Templeton Global Smaller Companies Fund

SPECIAL JOINT MEETING OF SHAREHOLDERS - JANUARY 4, 2008

A Special Joint Meeting of the Shareholders of Templeton Global Smaller Companies Fund (the "Fund") was held at the office of the Fund, One Franklin Parkway, San Mateo, California on January 4, 2008. The purpose of the meeting was approve a new investment management agreement between the Fund and Franklin Templeton Investments Corp. (FTIC); and to approve a new subadvisory agreement betwee FTIC and Templeton Investment Counsel, LLC.

The results of the voting at the meeting are as follows:

Proposal 1. The approval of a new investment management agreement between the Fund and FTIC.

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                                                       % OF        % OF
                                                    OUTSTANDING    VOTED
                                    SHARES VOTED       SHARES      SHARES
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For ...........................    92,294,760.813     49.570%      93.853%
Against .......................     2,301,932.429      1.236%       2.341%
Abstain .......................     3,742,502.443      2.010%       3.806%
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TOTAL .........................    98,339,195.685     52.816%     100.000%
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Proposal 2. The approval of a new subadvisory agreement between the FTIC and
Templeton Investment Counsel, LLC.

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                                                       % OF        % OF
                                                    OUTSTANDING    VOTED
                                    SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------
For ...........................    92,006,204.802     49.415%      93.560%
Against .......................     2,452,140.406      1.319%       2.494%
Abstain .......................     3,880,850.477      2.084%       3.946%
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TOTAL .........................    98,339,195.685     52.816%     100.000%
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